EXHIBIT 99.1

Contact:	Clint Severson	Lytham Partners, LLC
	Chief Executive Officer	Joe Dorame, Robert Blum and Joe Diaz
	Abaxis, Inc.	602-889-9700
510-675-6500

ABAXIS APPOINTS VERNON ALTMAN TO BOARD OF DIRECTORS

Union City, California – May 2, 2011 - Abaxis, Inc. (NasdaqGS: ABAX), a medical products company manufacturing point-of-care blood analysis systems, today announced Vernon Altman has been appointed to the Company’s Board of Directors, effective immediately. The addition of Mr. Altman brings to seven the number of members on the Abaxis board with six of those board members being independent.

Mr. Altman is Senior Advisor of Bain & Company, a leading global business consulting firm.  He serves clients on issues of strategy, operations, technology, organization and mergers and acquisitions.  Mr. Altman joined the founding group to start Bain in 1973.

Mr. Altman has experience in most important industries, with particular emphasis on telecommunications / Media / Technology; practices at Bain that he founded.  He also founded Bain’s Aerospace & Defense Practice and Full Potential Transformation Practice, which assists companies in transforming and achieving their full-potential.  He also leads Bain’s CEO Coaching Practice and formerly led its Partner Training Programs.  Mr. Altman founded Bain’s European, Japanese and U.S. West Coast practices and has broad experience in strategy development and implementation for U.S. and international corporations.

He is Chairman of the Board of Directors of Vobile, a company focused on content protection and monetization for media companies and other digital media stakeholders.  He was also a Board Member of Napster prior to its acquisition by Best Buy.

Mr. Altman earned Bachelors and Masters degrees in Electrical Engineering from the Massachusetts Institute of Technology, and a Masters in Management from MIT’s Sloan School.

Clint Severson, chairman and chief executive officer of Abaxis, commented, “We are pleased to have Vernon Altman join the Abaxis Board of Directors.  Vernon has a vast array of experiences in many different industry segments that will provide all of us at Abaxis particularly sharp insights as we continue to grow our business.  We look forward to Vernon’s guidance and leadership in the coming years as Abaxis continues to advance on its path to become the leading provider in the veterinary and medical point-of-care healthcare diagnostic testing sectors.”

About Abaxis
Abaxis develops, manufactures, markets and sells portable blood analysis systems for use in any veterinary or human patient-care setting to provide clinicians with rapid blood constituent measurements.  The system consists of a compact, 5.1 kilograms (11.2 pounds), portable analyzer and a series of single-use plastic discs, called reagent discs that contain all the chemicals required to perform a panel of up to 13 tests on veterinary patients and 14 tests on human patients.  The system can be operated with minimal training and performs multiple routine tests on whole blood, serum or plasma samples.  The system provides test results in less than 12 minutes with the precision and accuracy equivalent to a clinical laboratory analyzer.

This press release includes, statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including but not limited to statements related to Abaxis’ cash position, financial resources and potential for future growth, market acceptance and penetration of new or planned product offerings, and future recurring revenues and results of operations.  Abaxis claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act.  These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” “anticipates,” or words of similar import, and do not reflect historical facts.  Specific forward-looking statements contained in this press release  may be affected by risks and uncertainties, including, but not limited to, those related to losses or system failures with respect to Abaxis’ facilities or manufacturing operations, fluctuations in quarterly operating results, dependence on sole suppliers, the market acceptance of Abaxis’ products and the continuing development of its products, required United States Food and Drug Administration clearance and other government approvals, risks associated with manufacturing and distributing its products on a commercial scale free of defects, risks related to the introduction of new instruments manufactured by third parties, risks associated with competing in the human diagnostic market, risks related to the protection of Abaxis’ intellectual property or claims of infringement of intellectual property asserted by third parties, risks related to condition of the United States economy and other risks detailed under “Risk Factors” in Abaxis’ Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010 and Abaxis’ other periodic reports filed from time to time with the United States Securities and Exchange Commission.  Forward-looking statements speak only as of the date the statements were made.  Abaxis does not undertake and specifically disclaims any obligation to update any forward-looking statements.